Exhibit 10.10.2

TWO HARBORS INVESTMENT CORP.

2009 EQUITY INCENTIVE PLAN

PHANTOM SHARE AWARD AGREEMENT

AGREEMENT by and between Two Harbors Investment Corp., a Maryland corporation (the “Company”), and                          (the “Grantee”), dated as of the          day of                 , 20     (the “Effective Date”).

WHEREAS, the Company maintains the Two Harbors Investment Corp. 2009 Equity Incentive Plan (the “Plan”) (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is a[n]                  of a Participating Company; and

WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Phantom Shares to the Grantee subject to the terms and conditions set forth below.

[If Grant is for a member of the Compensation Committee, references to the “Committee” making and administering the Grant may need to be changed to the “Board”]

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Grant of Phantom Shares. The Company hereby grants the Grantee              Phantom Shares. The Phantom Shares are subject to the terms and conditions of this Agreement, and are also subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2. Vesting.

The Phantom Shares awarded pursuant to this Agreement shall be subject to the terms and conditions set forth in this Paragraph 2. To the extent such terms or conditions conflict with any provision in the Plan, the terms and conditions set forth herein shall govern.

(a)	The Phantom Shares shall vest, except as provided herein, pursuant to the following schedule:

Vesting Date	Number of Phantom Shares
,20	[ ]
,20	[ ]
,20	[ ]

(b)	Subject to clause (c) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause or by the Grantee for any reason other than his or her death, Retirement, or Disability during the applicable period of forfeiture, then all Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited by the Grantee.

(c)	In the event the Grantee has a Termination of Service on account of death, Disability or Retirement or the Grantee has a Termination of Service by the Company and its Subsidiaries for any reason other than for Cause, or in the event of a Change of Control (regardless of whether a termination follows thereafter), during the applicable period of forfeiture, then all Phantom Shares granted to the Grantee hereunder shall immediately vest and shall be settled as provided hereunder.

(d)	[for use where the Grantee has an Employment Agreement:] [Notwithstanding any other provision hereof, if the Grantee is a party to an effective employment agreement with the Company from time to time, then the applicable period of forfeiture shall also end if and as may be otherwise required by such employment agreement; and nothing herein shall limit any rights the Grantee may otherwise have under such employment agreement.]

3. Dividend Equivalent Rights.

A Dividend Equivalent Right is hereby granted to the Grantee, consisting of the right to receive, with respect to each Phantom Share, cash in an amount equal to the cash dividend distributions paid in the ordinary course on a Share to the Company’s common stockholders (each, a “Dividend Payment”), as set forth below. For each Phantom Share then outstanding, whether or not then vested, if a cash dividend is payable in the ordinary course on a Share, the Company shall make a payment to the Grantee in an amount equal to the applicable Dividend Payment, on or about the date of the Dividend Payment, but in no event later than March 15th of the year following the date of the Dividend Payment.

4. Settlement.

Unless otherwise determined by the Committee at the time of payment, each vested and outstanding Phantom Share shall be settled in one Share of Common Stock of the Company. Such settlement shall occur on the first day of the month to follow the Grantee’s Termination of Service (unless the Grantee elects to defer such settlement). Notwithstanding the above, Phantom Shares that are vested at the time of the death of the Grantee or in the event of a Change of Control shall be settled at the time of such event. For the avoidance of doubt, to the extent the terms of this Paragraph 4 conflict with any terms of the Plan relating to the settlement of Phantom Shares, the terms of this Paragraph 4 shall govern. To the extent any payment pursuant to this Paragraph 4 is required to be delayed six months pursuant to the special rules of Section 409A of the Code related to “specified employees,” each affected payment shall be delayed until six months after the Grantee’s Termination of Service (other than on account of the death of the Grantee).

5. Miscellaneous.

(a)	The value of a Phantom Share may decrease depending upon the Fair Market Value of a Share from time to time. Neither the Company nor the Committee, nor any other party associated with the Plan, shall be held liable for any decrease in the value of the Phantom Shares. If the value of such Phantom Shares decrease, there will be a decrease in the underlying value of what is distributed to the Grantee under the Plan and this Agreement.

(b)

With respect to this Agreement, (i) the Phantom Shares are bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan). The award of Phantom Shares is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(c)	THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)	The Committee may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Grantees.

(e)	All notices hereunder shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Committee; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 5(e).

(f)	[for use if Grant is made to employee of the Manager] [The grant made hereby is made to Manager in consideration of services rendered thereby, and is in turn made by Manager in consideration of the services rendered by the Grantee. For purposes of the provisions in Paragraphs 2(b) through 2[(d)] above relating to employment with the Company (and the termination thereof), and also for purposes of any references in the Plan to an employment agreement, “Company,” as the context so requires, shall include Manager and its affiliates to the extent that the Grantee is a provider of services to such entities.]

(g)	The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(h)	Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s employment or other service at any time.

(i)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

TWO HARBORS INVESTMENT CORP.,

By:
Name: Title:

[GRANTEE]

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